UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 8, 2016
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of SecurIity Holders.

The following matters were voted upon at the Annual Meeting of Stockholders of Nexstar Broadcasting Group, Inc. (the “Company” or “Nexstar”) held on June 8, 2016 and received the votes set forth below:

1.

A proposal to approve the issuance of shares of the Company’s Class A common stock to Media General, Inc.’s (Media General) shareholders as contemplated by the Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar, Merger Sub, Inc. and Media General, received 27,153,727 votes FOR, 3,663 votes AGAINST and 137,950 abstentions.

2.

A proposal to approve one or more adjournments of the Annual Meeting, if necessary or appropriate, including adjournments to permit solicitation of proxies in favor of the proposal to approve the issuance of Nexstar Class A common stock received 27,058,343 votes FOR, 1,052,253 votes AGAINST and 137,583 abstentions.

3.	All of the following persons nominated were elected to serve as Class I directors for a term of three years and received the number of votes set opposite their respective names:

	FOR:	WITHHELD:	BROKER NON-VOTES:
Lisbeth McNabb	27,031,557	263,783	1,047,590
C. Thomas McMillen	26,949,096	346,244	1,047,590

4.

A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 received 28,215,637 votes FOR, 126,181 votes AGAINST and 1,112 abstentions.

Item 8.01. Other Events

On June 8, 2016, Nexstar and Media General issued a joint press release announcing the results of Nexstar’s Annual Meeting of Stockholders and Media General’s special meeting of the holders of its voting common stock held on the same date. A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Nexstar and Media General, dated June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 13, 2016	Name:	Thomas E. Carter
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Nexstar and Media General, dated June 8, 2016.